Exhibit 5.1

Pearl Cohen Zedek Latzer Baratz
Advocates, Patent Attorneys & Notaries

June 8, 2026

Tarsier Pharma Ltd.

10 HaMa`apilim St.

Zichron Yaacov, Israel 3093765

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as Israeli counsel for Tarsier Pharma Ltd., an Israeli company (the “Company”), in connection with the preparation of a Registration Statement on Form F-1 (Registration Statement No. 333-295210) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) (including in connection with an over-allotment option granted to Konik Capital Partners, LLC, a division of T.R. Winston & Co. (the “Underwriter”)), and proposed maximum aggregate offering price of up to $57,500,000 by the Company of: (A) ordinary shares, par value NIS 0.001 each, of the Company (the “Ordinary Shares”); and (B) (i) warrants to purchase Ordinary Shares, issuable to the Underwriter (the “Representative Warrants,” and together with the Ordinary Shares, the “Securities”); and (ii) Ordinary Shares underlying the Representative Warrants, in connection with an underwritten public offering of the Company (the “Offering”). The Securities are being registered by the Company, which has engaged the Underwriter to act as the representative of the several underwriters in connection with the Offering.

In connection with this opinion, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, to which this opinion is filed as an exhibit; (ii) the exhibits to the Registration Statement filed by the Company with the United States Securities and Exchange Commission (the “SEC”), including the form of underwriting agreement by and between the Company and the Underwriter; (iii) a copy of the Company’s amended and restated articles of association which will be effective with the Offering; (iv) resolutions of the Company’s board of directors (the “Board”) and of the Company’s shareholders that have been approved and relate to the Offering; and (v) such statutes, regulations, corporate records, certificates, and other instruments as we have deemed relevant and necessary as a basis for our opinion set forth below (collectively, the “Examination”).

In our examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy, and completeness of the information, representations, and warranties contained in the corporate records, documents, certificates, and instruments we have reviewed; (iv) the due execution and delivery of all documents, where due execution and delivery are prerequisites to the effectiveness thereof; and (v) the legal capacity of all natural persons.

Azrieli Sarona Tower, 121 Menachem Begin Rd., Tel Aviv, 6701203, Israel | Office: +972-3-303-9000

Tel Aviv – New York – Boston – San Francisco – London – Munich

Pearl Cohen Zedek Latzer Baratz
Advocates, Patent Attorneys & Notaries

We are members of the Israel Bar Association, and we express no opinion as to any matter relating to the laws or regulations of any jurisdiction other than the laws of the State of Israel. We have not, for purposes of giving this opinion, made any investigation of the laws of any jurisdiction other than the State of Israel.

Based upon and subject to the foregoing, we are of the opinion that (i) upon payment to the Company of the consideration in such amount and form as shall be determined by the Board or by an authorized committee thereof, the Ordinary Shares, when issued and sold in the Offering as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable; and (ii) the Ordinary Shares underlying the Representative Warrants, when issued and sold by the Company and delivered by the Company against receipt of the exercise price thereof as shall be determined by the Board or an authorized committee thereof, in accordance with and in the manner described in the Registration Statement and the Representative Warrants, as applicable, will be validly issued, fully paid and non-assessable, and in each case, including any additional Ordinary Shares (also including Ordinary Shares underlying Representative Warrants) pursuant to Rule 462(b) under the Securities Act.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Ordinary Shares.

Sincerely yours,

/s/ Pearl Cohen Zedek Latzer Baratz
Pearl Cohen Zedek Latzer Baratz

Azrieli Sarona Tower, 121 Menachem Begin Rd., Tel Aviv, 6701203, Israel | Office: +972-3-303-9000

Tel Aviv – New York – Boston – San Francisco – London – Munich